SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 6, 2003


                                IMAX CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                     CANADA
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                 (State or Other Jurisdiction of Incorporation)


                 0-24216                          98-0140269
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        (Commission File Number)    (I.R.S. Employer Identification No.)

        2525 Speakman Drive, Sheridan Park, Mississauga, Ontario L5K 1B1
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         (Address of Principal Executive Offices)            (Zip Code)

                                 (905) 403-6500
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              (Registrant's Telephone Number, Including Area Code)


                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

IMAX Corporation (the "Corporation") announced that it has been notified by Wasserstein Partners, LP ("Wasserstein") that the firm has distributed to its limited partners the approximately 8.2 million shares of the Corporation's common stock that investment funds it manages hold on their behalf, excluding shares held directly by Wasserstein. The shares were distributed under the terms of partnership agreements between Wasserstein and its limited partners that originally expired in 2000 and, after annual extensions, were set to expire in August 2003. A representative of Wasserstein informed the Corporation that the firm has no current intention of selling any of its approximately 1.3 million shares held directly, and may purchase additional shares of the Corporation from time to time. The Corporation's Co-Chairmen and Co-Chief Executive Officers expressed confidence in the demand for additional shares of the Corporation, and announced plans for facilitating the sale of any of the distributed shares that reach the market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           IMAX CORPORATION
                                           (Registrant)



        Date:  May 7, 2003                 By: /s/ Bradley J. Wechsler
                                               ---------------------------------
                                               Name:  Bradley J. Wechsler
                                               Title: Co-Chairman and
                                                      Co-Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit                                          Description

99.1                                             Press Release dated May 6, 2003